UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2007

General Electric Company
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On January 19, 2007, General Electric Company (GE or we) issued a press release setting forth GE’s fourth-quarter and full year 2006 earnings and a discussion of the restatement described in Item 4.02(a) below. A copy of GE’s press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Restatement and non-reliance

On the date hereof, GE is filing an amendment to its Annual Report on Form 10-K for the year ended December 31, 2005, to amend and restate financial statements and other financial information for the years 2005, 2004 and 2003, and financial information for the years 2002 and 2001, and for each of the quarters in the years 2005 and 2004. In addition, we are filing amendments to our Quarterly Reports on Form 10-Q for each of the periods ended September 30, June 30, and March 31, 2006, to amend and restate financial statements for the first three quarters of 2006. The restatement adjusts our accounting for interest rate swap transactions related to a portion of the commercial paper issued by General Electric Capital Corporation (GECC) and General Electric Capital Services, Inc. (GECS), each wholly-owned subsidiaries of GE, from January 1, 2001, the date we adopted Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. The restatement has no effect on our cash flows or liquidity, and its effects on our financial position at the ends of the respective restated periods are immaterial. We have not found that any of our hedge positions were inconsistent with our risk management policies or economic objectives.

In light of the restatement, readers should not rely on our previously filed financial statements and other financial information for the years and for each of the quarters in the years 2005, 2004, 2003, 2002 and 2001, and for each of the first three quarters of 2006.

Background

As previously disclosed, the Boston Office of the U.S. Securities and Exchange Commission (SEC) is conducting a formal investigation of our application of SFAS 133. In the course of that investigation, the SEC Enforcement staff raised certain concerns about our accounting for the use of interest rate swaps to fix certain otherwise variable interest costs in a portion of our commercial paper program at GECC and GECS. The SEC Enforcement staff referred such concerns to the Office of Chief Accountant. We and our auditors determined that our accounting for the commercial paper hedging program satisfied the requirements of SFAS 133 and conveyed our views to the staff of the Office of Chief Accountant. Following our discussions, however, the Office of Chief Accountant communicated its view to us that our commercial paper hedging program as structured did not meet the SFAS 133 specificity requirement.

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After considering the staff’s view, management recommended to the Audit Committee of our Board of Directors that previously reported financial results be restated to eliminate hedge accounting for the interest rate swaps entered into as part of our commercial paper hedging program from January 1, 2001. The Audit Committee discussed and agreed with this recommendation. At a meeting on January 18, 2007, the Board of Directors adopted the recommendation of the Audit Committee and determined that previously reported results for GE should be restated and, therefore, that the previously filed financial statements and other financial information referred to above should not be relied upon. The restatement resulted from a material weakness in internal control over financial reporting, namely, that we did not have adequately designed procedures to designate, with the specificity required under SFAS 133, each hedged commercial paper transaction.

As of January 1, 2007, we modified our commercial paper hedging program and adopted documentation for interest rate swaps that we believe complies with the requirements of SFAS 133 and remediated the related internal control weakness.

The Audit Committee of our Board of Directors has discussed the matters disclosed in this current report on Form 8-K with KPMG LLP, our independent registered public accounting firm.

The SEC investigation into our application of SFAS 133 and hedge accounting is continuing. We continue to cooperate fully.

Item 7.01 Regulation FD Disclosure

The information set forth above under Item 2.02 “Results of Operations and Financial Condition” is also furnished pursuant to this Item 7.01 and Exhibit 99 is hereby incorporated by reference into this Item 7.01.

Item 9.01(d) Financial Statements and Exhibits Index

Exhibit 99 Press release, dated January 19, 2007, issued by General Electric Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: January 19, 2007	/s/ Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

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